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                                                                    EXHIBIT 23




                        COMPUTER TASK GROUP, INCORPORATED





Consent of Independent Accountants.



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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements No. 33-41995, No. 33-61493, No. 33-50160 and No. 333-12237 on Form S-8, and No.
333-43263 on Form S-3 of Computer Task Group, Incorporated of our report dated February 4, 1998 which appears on page 26 of the 1997 annual report to shareholders, which is incorporated by reference in Computer Task Group, Incorporated's annual report on Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page IV-2 of such annual report on Form 10-K.


KPMG PEAT MARWICK LLP


Buffalo, New York
March 27, 1998